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                                             December 31, 1997

Fleet Financial Group, Inc.
One Federal Street
Boston, Massachusetts 02110

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 (the
"Registration Statement") to be filed by Fleet Financial Group, Inc. (the "Company") with the Securities and Exchange Commission on the date hereof in connection with the registration under the Securities Act of 1933, as amended, of 93,168 shares of common stock, $0.01 par value, including the associated preferred share purchase rights (the "Common Stock").

     We have served as counsel for the Company and, as such, assisted in the organization thereof under the laws of the State of Rhode Island and are familiar with all corporate proceedings since its organization. We have examined the following documents and records:

     (1) The Restated Articles of Incorporation of the Company, as amended to date;

     (2)  The By-Laws of the Company, as amended to date;

     (3)  Specimen certificate of the Common Stock; and

     (4) All corporate minutes and proceedings of the Company relating to the issuance of the Common Stock being registered under the Registration Statement.

     We have also examined such further documents, records and proceedings as we have deemed pertinent in connection with the issuance of the Common Stock. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the completeness and authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the validity of all laws and regulations. We also are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, registration, issuance and sale of the Common Stock.

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Fleet Financial Group, Inc.
December 31, 1997
Page 2

     We are qualified to practice law in the State of Rhode Island and we do not purport to express any opinion herein concerning any law other than the laws of the State of Rhode Island and the federal law of the United States.

     Based upon such examination, subject to the proposed additional proceedings being duly taken and completed as now contemplated by the Company prior to the issuance of the Common Stock, it is our opinion that the Common Stock, when issued and paid for, will be legally issued, fully paid and non-assessable.

     V. Duncan Johnson, a partner of Edwards & Angell, is a director of Fleet National Bank, a subsidiary of the Company, and beneficially owns 4,052 shares of Common Stock of the Company.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Prospectus which is part of the Registration Statement.


                                             Very truly yours,


                                             Edwards & Angell